Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
MTS SYSTEMS CORPORATION

(Reflecting Amendments through December 8, 2020)

Article I

Shareowners

Section 1. Annual Meetings. The annual meeting of the shareowners of this Corporation may be held on such date and at such place as determined by the Board of Directors, subject to the rights of shareowners to demand the calling of an annual meeting in accordance with the Minnesota Business Corporation Act as then in effect (the “MBCA”). The Board of Directors may postpone, reschedule or cancel the holding of any previously scheduled annual meeting of shareowners for any reason upon giving public notice prior to the scheduled annual meeting date.

The Board of Directors may determine that shareholders not physically present in person or by proxy at a shareholder meeting may, by means of remote communication, participate in a shareholder meeting held at a designated place. The Board of Directors also may determine that a meeting of the shareholders shall not be held at a physical place, but instead solely by means of remote communication. Participation by remote communication constitutes presence at the meeting.

Section 2. Properly Brought Business. The business transacted at any special meeting of shareowners is limited to the purpose or purposes stated in the notice of the meeting given pursuant to Article I, Section 5. At the annual meeting, the shareowners shall elect Directors of the Corporation and shall transact such other business as may properly come before them. To be properly brought before the meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareowner.

In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareowner (other than the nomination and election of Directors, which is governed by Article II, Section 10), the shareowner must have given timely notice thereof in writing to the Secretary of the Corporation. In the case of business to be brought before an annual meeting, to be timely, each such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, not less than 90 days nor more than 120 days prior to a meeting date corresponding to the previous year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by a shareholder is timely only if received not less than 90 days before the annual meeting or, if later, within 10 days after the first Public Announcement of the date of the annual meeting. Except to the extent otherwise required by law, the adjournment, recess, rescheduling or postponement of an annual meeting of shareholders shall not commence a new time period for the giving of a shareholder’s notice as described above.

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Each such notice to the Secretary shall set forth as to each matter the shareowner proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of record of the shareowner proposing such business and of any beneficial owners on whose behalf the proposal is being made, (iii) such shareowner’s or beneficial owner’s Interest in the Corporation, (iv) any material interest of such shareowner or beneficial owner in such business, and (v) a representation that the shareowner is a holder of record of shares of the Corporation entitled to vote at such meeting, will continue to be a holder of record of shares entitled to vote at the meeting through the date of the meeting, and intends to appear in person or by proxy at the meeting to make the proposal.

Notwithstanding anything in these Bylaws to the contrary, no business shall be transacted at the annual meeting except in accordance with the procedures set forth in this Article. The Chairman of the shareowners’ meeting (who, in the absence of special designation by the Board of Directors, shall be the Chairman of the Board of Directors) may, if the facts warrant, determine that a proposal was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted; provided, however, that nothing in this Article shall be deemed to preclude discussion by any shareowner of any business properly brought before the annual meeting, in accordance with these Bylaws. Notwithstanding the foregoing provisions of these Bylaws, this Article I, Section 2 does not apply to any shareowner proposal made pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The requirements, procedures and notice deadlines of Rule 14a-8 shall govern any proposal made pursuant thereto. A shareowner must also comply with all applicable requirements of Minnesota law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article I, Section 2.

For purposes of these Bylaws, “Public Announcement” means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news services, (ii) when contained in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations thereunder, or (iii) when given as the notice of the meeting pursuant to Article I, Section 5.

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For purposes of these Bylaws, “Interest” means (i) the class or series (if any) and number of shares of the Corporation that are beneficially owned by a shareowner or any beneficial owner on whose behalf the proposal is made, (ii) any option, warrant, convertible security, stock appreciation right, swap, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) owned beneficially by such shareowner or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareowner or any such beneficial owner has a right to vote any shares of the Corporation, (iv) any short interest of such shareowner or any such beneficial owner in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a “short interest” in a security if such person has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any rights to dividends on the shares of the Corporation owned beneficially by such shareowner or any such beneficial owner that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareowner or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (vii) any performance-related fees (other than an asset-based fee) that such shareowner or any such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareowner’s or any such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such shareowner not later than 10 days after the record date for the meeting to update and disclose such information as of the record date).

Section 3. Special Meetings. A special meeting of the shareowners may be called at any time by the Chairman of the Board of Directors of the Corporation and shall be called by the Secretary upon the request in writing by the Chief Executive Officer, the Chief Financial Officer, two or more members of the Board of Directors, upon the vote of the Directors, or upon the request in writing of shareowners in accordance with the MBCA. Such meeting shall be called by delivering a notice as provided in Article I, Section 5. The Board of Directors may postpone, reschedule or cancel the holding of any previously scheduled special meeting of shareowners called upon the vote of the Directors for any reason upon giving public notice prior to the scheduled special meeting date.

Section 4. Manner of Acting. At any shareowners’ meeting, each shareowner shall be entitled to one vote for each share of stock standing in his, her or its name on the books of the Corporation as of the record date of the meeting.

Any shareowner may vote either in person or by proxy. A shareholder voting by proxy authorized to vote on less than all items of business considered at the meeting shall be considered to be present and entitled to vote only with respect to those items of business for which the proxy has authority to vote. A proxy who is given authority by a shareholder who abstains with respect to an item of business shall be considered to have authority to vote on that item of business.

Except for the election of directors or as otherwise required by law or specified in the Articles of Incorporation of the Corporation, the shareholders shall take action by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares present and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of shareholders. Directors are elected by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present.

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The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at any shareowners’ meeting shall constitute a quorum for the transaction of business. If no quorum be present at any meeting, the shareowners present in person or by proxy may adjourn the meeting to such future time as they shall agree upon without further notice if the date, time and place at which the meeting will be reconvened is announced at the meeting at which such adjournment is taken and the adjourned meeting is held not more than 120 days after the date fixed for the original meeting. Furthermore, the Chairman of the shareowners’ meeting (who, in the absence of special designation by the Board of Directors, shall be the Chairman of the Board of Directors) may adjourn the meeting to a future time whether or not a quorum is present without further notice if the date, time and place at which the meeting will be reconvened is announced at the meeting at which such adjournment is taken and the adjourned meeting is held not more than 120 days after the date fixed for the original meeting. If a quorum is present at a meeting as originally called, it shall also be deemed present at an adjourned session of such meeting.

The Board of Directors may adopt rules and regulations for the conduct of any meeting of the shareowners as it shall deem appropriate. Subject to any such rules and regulations, the Chairman of the shareowners’ meeting shall have the right and authority to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the Chairman are appropriate for the proper conduct of such meetings. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the shareowners’ meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareowners of record of the Corporation, such shareowners’ duly authorized and constituted proxies or such other persons as the Chairman of the shareowners’ meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limiting the time allotted to questions or comments; (vi) determining when and for how long the polls should be opened and when the polls should be closed; (vii) maintaining order and security at the meeting; (viii) removing any meeting attendee who refuses to comply with meeting procedures, rules or guidelines as set forth by the Chairman of the shareowners’ meeting; (ix) restricting the use of audio/video recording devices and cell phones; and (x) complying with any state and local laws and regulations concerning safety and security. Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of shareowners shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 5. Notice. Unless otherwise required by the MBCA, written notice of each meeting of the shareholders, stating the date, time, and place and, in the case of a special meeting, the purpose or purposes, shall be given at least 10 days and not more than 60 days before the meeting to every holder of shares entitled to vote at such meeting except as specified in Article I, Section 4 with respect to adjourned meetings or as otherwise permitted by law. Notice may be given to a shareholder by means of electronic communication if the requirements of MBCA Section 436, Subdivision 5, as amended from time to time, are met. Notice to a shareholder is also effectively given if the notice is addressed to the shareholder or a group of shareholders in a manner permitted by the rules and regulations under the Exchange Act, so long as the Corporation has first received the written or implied consent required by those rules and regulations. The business transacted at a special meeting of shareholders is limited to the purposes stated in the notice of the meeting.

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A shareholder may waive notice of the date, time, place, or purpose of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, by authenticated electronic communication, or by attendance. Attendance by a shareholder at a meeting, including attendance by means of remote communication, is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 6. References. References in these Bylaws or in resolutions or other actions of the Corporation to “shareowners” or “shareholders” shall be interchangeable.

Article II

Directors

Section 1. General Powers. The Board of Directors shall have the general management and control of all business and affairs of the Corporation and shall exercise all the powers that may be exercised or performed by the Corporation under the MBCA, its Articles of Incorporation, and its Bylaws.

Section 2. Number and Quorum. The Board of Directors of this Corporation shall consist of from three to ten Directors, and a majority of the Directors then holding office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such a majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. The Directors present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough Directors to leave less than a quorum.

Section 3. Tenure and Vacancies. Each Director shall be elected for a term of one year, and shall hold office for that term and until his or her successor is elected. Any vacancies occurring in the Board of Directors for any reason, and any newly created directorships resulting from an increase in the number of Directors, may be filled by a majority of the Directors then in office.

Section 4. Notice. The Board of Directors may meet regularly at such time and place as it shall fix by resolution or prior notice, and no notice of regular meetings shall be required. Special meetings of the Board of Directors may be called by the Chair of the Board or any two Directors by giving at least three days’ notice to each of the other Directors by mail, by authenticated electronic communication, or in person, provided that such notice may be waived either before, at, or after a meeting in writing, orally, by authenticated electronic communication, or by attendance by any Director. Attendance by a Director at a meeting is a waiver of notice of that meeting, except where the Director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

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Section 5. Action Without Meeting. Any action which might have been taken at a meeting of the Board of Directors may be taken without a meeting if done in writing, signed by all of the Directors or consented to by authenticated electronic communication, and any such action shall be as valid and effective in all respects as if taken by the Board at a regular meeting. The written action is effective when signed, or consented to by authenticated electronic communication, unless a different effective time is provided in the written action.

Section 6. Compensation. The Board of Directors shall fix and change as it may from time to time determine by a majority vote, the compensation to be paid the members of the Board of Directors.

Section 7. Dividends. Subject to the provisions of applicable laws and its Articles of Incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of the dividends shall be declared in dividends and paid to the shareowners; the division of the whole or any part of such funds of this Corporation shall rest wholly within the discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the shareowners as dividends or otherwise.

Section 8. Committees. Except as otherwise provided in Article III of these Bylaws, the Board of Directors may, in its discretion, by the affirmative vote of a majority of the Directors, appoint committees consisting of one or more natural persons, who need not be Directors, which shall have and may exercise such powers as shall be conferred or authorized by the resolutions appointing them. A majority of any such committee, if the committee be composed of more than two members, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.

The Board of Directors may establish a committee composed of one or more independent directors or other independent persons to consider legal rights or remedies of the Corporation and whether those rights and remedies should be pursued.

Section 9. Absent Directors. A Director may give advance written consent or opposition to a proposal to be acted on at a Board of Directors meeting. If the Director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Director has consented or objected.

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Section 10. Nomination for Election. Subject to the rights of holders of any class or series of stock having a preference over the common shares of capital stock of the Corporation as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareowner entitled to vote generally in the election of Directors. However, any shareowner entitled to vote generally in the election of Directors may nominate one or more persons for election as Directors at a meeting only if written notice of such shareowner’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than 90 days nor more than 120 days prior to a meeting date corresponding to the previous year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by a shareowner is timely only if received not less than 90 days before the annual meeting or, if later, within 10 days after the first Public Announcement of the date of the annual meeting. If a special meeting of shareowners is called in accordance with Article I, Section 5, for the purpose of electing one or more members of the Corporation’s Board of Directors, for a shareowner’s notice of nominations to be timely, it must be delivered to the Secretary of the Corporation within 10 days after the first Public Announcement of the date of such special meeting. Except to the extent otherwise required by law, the adjournment, recess, rescheduling or postponement of a meeting of shareholders shall not commence a new time period for the giving of a shareholder’s notice as described above.

Each such notice to the Secretary shall set forth: (i) the name and address of record of the shareowner who intends to make the nomination and of any beneficial owners on whose behalf the nomination will be made; (ii) such shareowner’s or beneficial owner’s Interest in the Corporation; (iii) a representation that the shareowner is a holder of record of shares of the Corporation entitled to vote at such meeting, will continue to be a holder of record of shares entitled to vote at the meeting through the date of the meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (v) a description of all arrangements or understandings between the shareowner or beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareowner; (vi) such other information regarding each nominee proposed by such shareowner as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vii) the consent of each nominee to serve as a Director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation.

The Chairman of the shareowners’ meeting (who, in the absence of special designation by the Board of Directors, shall be the Chairman of the Board of Directors) may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he or she or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. A shareowner must also comply with all applicable requirements of Minnesota law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article II, Section 10.

Section 11. Chairman of the Board of Directors. The Board of Directors may elect or appoint from its members a Chairman who shall preside at all meetings of shareholders and of the Board of Directors, shall make reports to the Board of Directors and shareholders, and shall have such other authority and perform such other duties as the Board of Directors may from time to time determine.

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Article III

Executive Committee

The Board of Directors may by unanimous affirmative action of the entire Board designate two or more of their number to constitute an Executive Committee which, to the extent determined by unanimous affirmative action of the Board, shall have and exercise the authority of the Board in the management of the business of the Corporation. Such Executive Committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.

Article IV

Officers

Section 1. Designation; Multiple Offices. The Corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties, and responsibilities as may be determined by the Board, including, without limitation, a President, a Chief Operating Officer, one or more Vice Presidents (any of which may be designated as an Executive Vice President or Senior Vice President in the discretion of the Board of Directors), a Secretary, and a Treasurer, each of whom shall have the powers, rights, duties, and responsibilities set forth in these Bylaws unless otherwise determined by the Board. One person may hold any two or more offices.

Section 2. Term and Removal. All officers of the Corporation shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.

An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.

An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the Directors present at a duly held Board meeting.

Any vacancy in the office of Chief Executive Officer or Chief Financial Officer because of resignation, removal, disqualification, death, disability, or other cause shall be filled by the Board of Directors for the unexpired portion of the term. Any such vacancy in office, other than Chief Executive Officer or Chief Financial Officer, also may be filled for the unexpired portion of the term by the Board of Directors.

Section 3. Chief Executive Officer. The Chief Executive Officer shall have general and active management of the business under the supervision and direction of the Board of Directors and he or she shall be responsible for carrying into effect all orders and resolutions of the Board of Directors. He or she shall also have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

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Section 4. Chief Financial Officer. The Chief Financial Officer shall be responsible for keeping accurate financial records for the Corporation, shall deposit all funds in the name of and to the credit of the Corporation in such banks or depositories or with such custodians as may be authorized to receive the same by the Board of Directors, shall render such accounts thereof as may be required by the Board of Directors or Chief Executive Officer and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 5. President. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the Chief Executive Officer is designated President, the President shall perform such duties as may from time to time be assigned by the Board.

Section 6. Vice Presidents. The Vice Presidents of the Corporation shall each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be conferred by the Board of Directors.

Section 7. Secretary. The Secretary shall keep a record of the meetings and proceedings of the Directors and shareowners, have custody of the corporate seal and of other corporate records specifically entrusted to him or her by these Bylaws or by direction of the Board of Directors, and shall give notice of such meetings as are required by these Bylaws or by the Directors.

Section 8. Delegation. Unless prohibited by a resolution of the Board of Directors, an officer elected or appointed pursuant to these Bylaws may, without the approval of the Board of Directors, delegate some or all of the duties and powers of an office to other persons. An officer who delegates the duties or powers of an office remains subject to the standard of conduct for an officer with respect to the discharge of all duties and powers so delegated.

Article V

Fiscal Year

Each fiscal year of the Corporation shall end on the Saturday closest to September 30 of such year and the succeeding fiscal year shall commence on the next day thereafter, and each fiscal quarter shall end on the Saturday closest to December 31, March 31 and June 30 of each year and the succeeding fiscal quarter shall commence on the respective next day thereafter.

Article VI

Office

The principal office of this Corporation shall be at such place as the Board of Directors shall fix from time to time.

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Article VII

Seal

The Corporation shall have a corporate seal which shall bear the name of the Corporation and the name of the state of incorporation and the words “corporate seal.” It shall be in such form and bear such other inscription as the Board of Directors may determine or approve. The use or nonuse of the corporate seal shall not affect the validity, recordability or enforceability of any document or act.

Article VIII

General Provisions

Section 1. Stock Certificates. Shares of stock in this Corporation not exceeding the authorized number thereof as specified in the Articles of Incorporation may be issued as either certificated or uncertificated shares. Any certificates issued for certificated shares shall be authenticated by the Chief Executive Officer, the President or any Vice President and by the Secretary or another officer upon authorization by the Board of Directors and receipt by the Corporation of such consideration for such shares as shall be specified by the Board of Directors. In the event that a bank, trust company or other similarly qualified corporation is designated and agrees to act as the registrar and/or transfer agent for the Corporation, then the signatures of the officers specified above and the seal of the Corporation may be imprinted upon the stock certificates by facsimile and said certificates may be authenticated by signature of an authorized agent of the said registrar and/or transfer agent. If a person signs or has a facsimile signature placed upon a certificate while an officer of the Corporation or an authorized agent of a registrar and/or transfer agent, the certificate may be issued by the Corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue. The officers of the Corporation may delegate to such transfer agent and/or registrar such of the duties relating to the recording and maintenance of records relating to shares of stock and shareowners of the Corporation as may be deemed expedient and convenient and as are assumed by said registrar and/or transfer agent.

Section 2. Stock Transfer and Record Date. The Board of Directors may establish reasonable regulations for recording of transfers of shares of stock in this Corporation, and may establish a date, not earlier than 60 days prior to any shareowners’ meeting, as of which the shareowners entitled to vote and participate in any shareowners’ meeting shall be determined. Subject to applicable law, a determination of shareowners of record entitled to vote and participate in any shareowners’ meeting shall apply to any adjournment, recess, rescheduling or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for such adjourned, rescheduled or postponed meeting.

Section 3. Lost Certificates. No certificate for shares of stock in the Corporation, or any other security issued by this Corporation, shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

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Section 4. Indemnification. Any person who at any time shall serve or shall have served as a Director, officer or employee of the Corporation, or of any other enterprise at the request of the Corporation, and the heirs, executors and administrators of such person, shall be indemnified by the Corporation in accordance with, and to the fullest extent permitted by, the provisions of the MBCA, as it may be amended from time to time.

Article IX

Exclusive Forum

Section 1. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the state or federal courts located in Hennepin County, Minnesota shall be the sole and exclusive forum for, and shall have exclusive jurisdiction with respect to, (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, shareowner, employee or agent of the Corporation to the Corporation or the Corporation’s shareowners, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim arising out of or relating to any provision of the MBCA, the Articles of Incorporation of the Company or these Bylaws or (iv) any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to said courts having personal jurisdiction over the indispensable parties named as defendants therein; provided, however, that, in the event that the state or federal courts located in Hennepin County, Minnesota lack subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Minnesota. Subject to the foregoing provisions of this Article IX, unless the Corporation provides an Alternative Forum Consent (which consent may be given at any time, including during the pendency of litigation), the U.S. federal district courts shall be the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and in each case, the rules and regulations promulgated thereunder. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth in this Article IX with respect to any current or future actions or claims.

If any action the subject matter of which is within the scope of this Article IX is filed in a court other than a state or federal court in Hennepin County, Minnesota (a “Foreign Action”) by or in the name of any shareowner, such shareowner shall be deemed to have notice of and consented to (a) the exclusive personal jurisdiction of the state or federal courts in Hennepin County, Minnesota in connection with any action brought in any such court to enforce this Article IX and (b) having service of process made upon such shareowner in any such action by service upon such shareowner’s counsel in the Foreign Action as agent for such shareowner.

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Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX. If any provision of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any sentence of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby. Failure to enforce the provisions of this Article IX would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce this Article IX.

Article X

Amendment

Section 1. Board Amendment. The Board of Directors may alter or may amend these Bylaws and may make or adopt additional Bylaws, subject to the power of the shareowners to change or repeal the Bylaws; provided the Board of Directors shall not make, repeal or alter any Bylaw fixing Directors’ qualifications, classifications, term of office, or number, except the Board of Directors may make or alter any Bylaw to increase the number of Directors; fixing a quorum for meetings of shareholders; or prescribing procedures for removing Directors or filling vacancies in the Board of Directors.

Section 2. Shareowner Amendment. The shareowners may alter or amend these Bylaws and may make or adopt additional Bylaws by a majority vote at any annual meeting of the shareowners or at any special meeting called for that purpose.

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